AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

OREGON	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

MARDILYN SAATHOFF

Chief Compliance Officer, Deputy General Counsel and Corporate Secretary

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

DAVID H. ANDERSON Senior Vice President and Chief Financial Officer One Pacific Square, 220 N.W. Second Avenue Portland, Oregon 97209 503-226-4211	JOHN T. HOOD, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 212-309-6281

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities, Junior Subordinated Debentures, Preferred Stock, Common Stock, Stock Purchase Contracts (6) and Stock Purchase Units (7)		(1)(2)		(3)
Common Stock (for issuance under the NW Natural Dividend Reinvestment and Direct Stock Purchase Plan)	390,919 Shares	$46.71(2)(4)	$18,259,827(4)	$2,120(5)

(1)	Omitted pursuant to Form S-3, General Instruction II.E.
(2)	An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by Northwest Natural Gas Company (“NW Natural”) at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminable number of additional securities as may become deliverable as a result of stock splits, stock dividends or similar transactions.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, NW Natural is deferring payment of all of the registration fee, except for $3,219 that may be offset pursuant to Rule 457(p) for fees paid with respect to securities that remain registered and unsold pursuant to Registration Statement No. 333-112604, which was initially filed with the Securities and Exchange Commission by NW Natural on February 9, 2004, which fees were carried forward on Registration Statement No. 333-148527 filed by NW Natural on January 8, 2008. In connection with the securities offered hereby, except as specified in the previous sentence, NW Natural will pay “pay as you go registration fees” in accordance with Rule 456(b).
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock on the New York Stock exchange composite tape on January 3, 2011.
(5)	Registration fees are being offset in reliance upon Rule 457(p) under the Securities Act against fees previously paid as noted above in Note 3.
(6)	Each Stock Purchase Contract obligates NW Natural to sell, and obligates the holder thereof to purchase, an indeterminate amount of shares of Preferred Stock or Common Stock being registered hereby.
(7)	Each Stock Purchase Unit consists of a combination of a Stock Purchase Contract and Debt Securities or Junior Subordinated Debentures of NW Natural or debt obligations of third parties, including United States Treasury securities.

EXPLANATORY NOTE

This registration statement contains two (2) separate prospectuses:

1.	The first prospectus relates to the offering by Northwest Natural Gas Company of Debt Securities, Junior Subordinated Debentures, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units.

2.	The second prospectus relates to the offering by Northwest Natural Gas Company of its Common Stock under its Dividend Reinvestment and Direct Stock Purchase Plan.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby, other than Common Stock offered under the Dividend Reinvestment and Direct Stock Purchase Plan, set forth in an accompanying prospectus supplement.

PROSPECTUS

NORTHWEST NATURAL GAS COMPANY

DEBT SECURITIES

JUNIOR SUBORDINATED DEBENTURES

PREFERRED STOCK

COMMON STOCK

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

Northwest Natural Gas Company, or NW Natural, may offer any combination of the securities described in this prospectus in one or more offerings from time to time and in amounts authorized from time to time. NW Natural will provide specific terms of its securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NW Natural’s common stock is listed on the New York Stock Exchange and trades under the symbol “NWN.”

NW Natural may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section on page 15 of this prospectus also provides more information on this topic.

See the discussion of risk factors on page 2 of this prospectus and as contained in NW Natural’s annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Natural’s principal executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NW Natural filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, NW Natural, from time to time, may sell any combination of the securities described in this prospectus in one or more offerings. NW Natural may offer any of the following securities: Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts or Stock Purchase Units.

This prospectus provides you with a general description of the securities that NW Natural may offer. Each time NW Natural sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

NW Natural files annual, quarterly and other reports and other information with the SEC. Reports, proxy statements and other information filed by NW Natural can be read and copied at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Natural. NW Natural also maintains a Web site (http://www.nwnatural.com). Information contained on NW Natural’s Web site does not constitute part of this prospectus.

NW Natural’s common stock is listed on the New York Stock Exchange under the symbol “NWN”, and information concerning NW Natural can also be inspected at the office of that exchange located at 20 Broad Street, New York, New York 10005.

The SEC allows NW Natural to “incorporate by reference” the information that NW Natural files with the SEC, which means that NW Natural may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Natural is incorporating by reference the documents listed below and any future filings NW Natural makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), until NW Natural sells all of the securities described in this prospectus. Information that NW Natural files in the future with the SEC will automatically update and supersede this information.

•	NW Natural’s Annual Report on Form 10-K for the year ended December 31, 2009.

•	NW Natural’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010.

•	NW Natural’s Current Reports on Form 8-K filed with the SEC on February 26, 2010 (as amended), May 5, 2010, June 2, 2010, August 4, 2010 and October 4, 2010.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, telephone 503-226-4211.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any prospectus supplement. NW Natural has not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. NW Natural is not, and any underwriters, agents or dealers are not, making an offer of these securities or soliciting offers to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This document does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Natural believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see NW Natural’s most recent Annual Report on Form 10-K and any of its Quarterly Reports on Form 10-Q filed after that Annual Report on Form 10-K.

NW NATURAL

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859. NW Natural’s executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209. Its telephone number is 503-226-4211.

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors described in NW Natural’s annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Natural includes or incorporates by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Natural cannot predict such risks or estimate the extent to which they may affect NW Natural’s financial condition or performance. The prospectus supplement applicable to each type or series of securities NW Natural offers may contain a discussion of additional risks applicable to an investment in NW Natural and the particular type of securities NW Natural is offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds to be received by NW Natural from the sale of these securities will be added to the general funds of NW Natural and used for corporate purposes, primarily to fund, in part, NW Natural’s ongoing utility construction program and for general corporate purposes.

The prospectus supplement relating to a particular offering of securities will identify the use of proceeds for that offering.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preference dividends, calculated according to the rules set forth under the Securities Act, for the following periods were:

Period	Ratios(1)
Nine Months Ended September 30, 2010(2)	3.18
Year Ended December 31, 2009	3.86
Year Ended December 31, 2008	3.76
Year Ended December 31, 2007	3.92
Year Ended December 31, 2006	3.40
Year Ended December 31, 2005	3.32

Earnings consist of net income to which has been added taxes on income and fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt expense and discount or premium, and the estimated interest portion of rentals charged to income. Preference dividends are the amounts of pre-tax earnings that would be required to pay dividends on any outstanding preference securities (which could include any NW Natural preferred stock outstanding for the period).

(1)	NW Natural has no preference equity securities outstanding; therefore, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred stock dividends.

(2)	A significant part of the businesses of NW Natural is seasonal in nature; therefore, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the interim period are not necessarily indicative of the results for a full year.

DESCRIPTION OF DEBT SECURITIES

General

The following sections set forth certain general terms and provisions of NW Natural’s secured, unsecured and junior subordinated debt securities, consisting of first mortgage bonds and debentures, notes or other debt, that NW Natural may offer by this prospectus. NW Natural will describe the particular terms of the debt securities, and provisions that vary from those described below, in one or more prospectus supplements.

DESCRIPTION OF THE BONDS

General

NW Natural will issue its first mortgage bonds, in one or more series, under the Mortgage and Deed of Trust, dated as of July 1, 1946, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the Corporate Trustee) and Stanley Burg (successor to R.G. Page and J.C. Kennedy), as trustees (together, the Mortgage Trustees), which has been amended and supplemented in the past and which may be supplemented again by one or more supplemental indentures relating to these securities. This Mortgage and Deed of Trust, as amended and supplemented, is referred to in this prospectus as the “Mortgage.” All first mortgage bonds issued or to be issued under the Mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as “First Mortgage Bonds.”

This section briefly summarizes some of the provisions of the First Mortgage Bonds and some of the provisions of the Mortgage and uses some terms that are not defined in this prospectus but that are defined in the Mortgage. This summary is not complete. The Mortgage is on file with the SEC and is incorporated by reference in this prospectus. You should read the Mortgage for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary.

Each series of First Mortgage Bonds may have different terms. NW Natural will include some or all of the following information about a specific series of First Mortgage Bonds in the prospectus supplement relating to those First Mortgage Bonds:

•	the designation of the series and the aggregate principal amount of those First Mortgage Bonds,

•	the interest rate(s) for those First Mortgage Bonds,

•	the currency or currencies in which payment of the principal of and interest on those First Mortgage Bonds may be made,

•	the date(s) on which those First Mortgage Bonds will mature,

•	the dates on which NW Natural will pay the interest on those First Mortgage Bonds and the date from which interest will accrue,

•	the place(s) where the principal of and interest on those First Mortgage Bonds will be payable,

•	whether all or any portion of those First Mortgage Bonds will be issued to a designated depositary,

•	the additional place(s) for the payment of principal or interest or for the registration or transfer of those First Mortgage Bonds,

•

any terms or obligations of NW Natural relating to creation of a sinking fund with respect to those First Mortgage Bonds or permitting conversion of those First Mortgage Bonds into capital stock of NW Natural or another entity,

•	any terms permitting bondholders to exchange those First Mortgage Bonds for other securities,

•	any terms pursuant to which NW Natural may redeem any of those First Mortgage Bonds, and

•	any other terms or provisions relating to those First Mortgage Bonds that are not inconsistent with the provisions of the Mortgage.

Form, Exchange and Payment

Unless otherwise specified in the prospectus supplement relating to First Mortgage Bonds, First Mortgage Bonds will be (1) issued in fully registered form in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and (2) exchangeable at the office of Deutsche Bank Trust Company Americas in New York City, without charge other than taxes or other governmental charges incident thereto, and principal, premium, if any, and interest will be payable at such office.

Security

First Mortgage Bonds issued or to be issued under the Mortgage are or will be secured by the Mortgage, which constitutes a first mortgage lien on certain gas utility properties owned from time to time by NW Natural (except as stated below), subject to Excepted Encumbrances, including minor defects and irregularities customarily found in properties of similar size and character.

The following are excepted from the lien of the Mortgage:

(1)	cash and securities,

(2)	certain equipment, apparatus, materials or supplies,

(3)	aircraft, automobiles and other vehicles,

(4)	receivables, contracts, leases and operating agreements,

(5)	timber, minerals, mineral rights and royalties, and

(6)	all Natural Gas and Oil Production Property (See Mortgage, Article I, Section 4).

The Mortgage contains provisions that impose the lien of the Mortgage on property acquired by NW Natural after the date of the Mortgage, other than the excepted property described above and subject to pre-existing liens. However, if NW Natural consolidates, merges or sells substantially all of its assets to another corporation, the lien created by the Mortgage will generally not cover the property of the successor corporation, other than the property it acquires from NW Natural and improvements, extensions, additions, renewals and replacements of that property. (See Mortgage, Article XVI.)

The Mortgage provides that the Mortgage Trustees shall have a lien upon the mortgaged property, prior to that of the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. This lien takes priority over the lien securing the First Mortgage Bonds. (See Mortgage, Section 96.)

Issuance of Additional First Mortgage Bonds

First Mortgage Bonds may be issued from time to time on the basis of:

(1)	60% of property additions, after adjustments to offset retirements (See “Modification of the Mortgage—Issuance of Additional First Mortgage Bonds,” below),

(2)	the retirement of First Mortgage Bonds or qualified lien bonds, or

(3)	the deposit of cash.

With certain exceptions in the case of (2) above, the issuance of First Mortgage Bonds must meet an earnings test. The adjusted net earnings before income taxes for 12 consecutive months out of the preceding 15 months must be at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the First Mortgage Bonds being issued, and all indebtedness of prior rank.

Property additions generally include gas, electric, steam or hot water property or gas by-product property acquired after March 31, 1946, but will not include certain assets, including securities, airplanes, automobiles or other vehicles, or natural gas transmission lines or Natural Gas and Oil Production Property. As of September 30, 2010, approximately $607.8 million of property additions were available for use as the basis for the issuance of First Mortgage Bonds. As of September 30, 2010, approximately $108 million of retired First Mortgage Bonds were available for use as the basis for the issuance of First Mortgage Bonds.

The Mortgage contains certain restrictions upon the issuance of First Mortgage Bonds against property subject to liens.

(See Mortgage, Sections 4-7, 20-30 and 46, and Third Supplemental Indenture, Sections 3 and 4.)

Release and Substitution of Property

Property may be released from the lien of the Mortgage on the basis of:

(1)	the deposit of cash or, to a limited extent, purchase money mortgages,

(2)	property additions, or

(3)	the waiver of the right to issue First Mortgage Bonds on the basis of retired First Mortgage Bonds,

in each case without applying an earnings test.

Cash so deposited as the basis for a release and cash deposited as the basis for the issuance of additional First Mortgage Bonds may be withdrawn upon the bases stated in (2) and (3) above without applying an earnings test. When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the Mortgage, and the waiver of the right to issue First Mortgage Bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The Mortgage contains special provisions with respect to qualified lien bonds pledged and the disposition of moneys received on pledged prior lien bonds. (See Mortgage, Sections 5, 31, 32, 37, 46 to 50, 59 to 61, 100 and 118.)

Satisfaction and Discharge of Mortgage

The lien of the Mortgage may be canceled and discharged whenever all indebtedness secured by the Mortgage has been paid. First Mortgage Bonds, or any portion of the principal amount thereof, will, prior to the maturity thereof, be deemed to have been paid for purposes of satisfying the lien of the Mortgage and shall not be deemed to be outstanding for any other purpose of the Mortgage if there shall have been deposited with the Corporate Trustee either:

(1)	moneys in the necessary amount, or

(2)	(a)	direct obligations of the government of the United States of America, or

	(b)	obligations guaranteed by the government of the United States of America, or

	(c)	securities that are backed by obligations of the government of the United States of America as collateral under an arrangement by which the interest and principal payments on the collateral generally flow immediately through to the holder of the security, which in any case are not subject to redemption prior to maturity by anyone other than the holders, and the principal of and the interest on which when due, and without any regard to reinvestment thereof, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on said First Mortgage Bonds or portions thereof on the redemption date or maturity date thereof, as the case may be. (See Mortgage, Section 106 and Thirteenth Supplemental Indenture, Section 3.02.)

Defaults and Notice Thereof

Defaults are:

(1)	default in payment of principal,

(2)	default for 60 days in payment of interest or of installments of funds for the retirement of First Mortgage Bonds,

(3)	certain defaults with respect to qualified lien bonds,

(4)	certain events in bankruptcy, insolvency or reorganization, and

(5)	default for 90 days after notice in the case of a breach of certain other covenants.

The Mortgage Trustees may withhold notice of default (except in payment of principal, interest or any fund for the retirement of First Mortgage Bonds) if they think it is in the interest of the bondholders. (See Mortgage, Sections 65 and 66.)

Holders of 25% of the First Mortgage Bonds may declare the principal and the interest due on default, but a majority may annul such declaration if such default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage without giving the Mortgage Trustees written notice of a default and unless holders of 25% of the First Mortgage Bonds have requested the Mortgage Trustees to act and offered them reasonable opportunity to act and the Mortgage Trustees have failed to act. The Mortgage Trustees are not required to risk their funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. Holders of a majority of the First Mortgage Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustees, or exercising any trust or power conferred upon the Mortgage Trustees, but the Mortgage Trustees are not required to follow such direction if not sufficiently indemnified for expenditures. (See Mortgage, Sections 67, 71, 80 and 94.)

Evidence to be Furnished to the Mortgage Trustees

Compliance with the Mortgage provisions is evidenced by written statements of NW Natural’s officers or persons selected by NW Natural. In certain major matters the accountant, engineer, appraiser or other expert must be independent. Various certificates and other papers, including an annual certificate with reference to compliance with the terms of the Mortgage and absence of defaults, are required to be filed annually and upon the occurrence of certain events. (See Mortgage, Sections 38, 41-46 and 121.)

Modification of the Mortgage

The rights of the bondholders may be modified with the consent of holders of 70% of the First Mortgage Bonds and, if less than all series of First Mortgage Bonds are affected, the consent also of holders of 70% of First Mortgage Bonds of each series affected. NW Natural has the right, without any consent or other action by holders of any outstanding series of First Mortgage Bonds, to substitute 66 2/3% for 70%. In general, no modification of the terms of payment of principal and interest, affecting the lien of the Mortgage or reducing the percentage required for modification (except as provided above) will be effective against any bondholder without his or her consent. (See Mortgage, Article XIX and Ninth Supplemental Indenture, Section 6.)

NW Natural has the right to amend the Mortgage, without any consent or other action by holders of any outstanding series of First Mortgage Bonds in the following respects:

Release and Substitution of Property

To permit the release of property at the lesser of its cost or its fair value at the time that such property became funded property, rather than at its fair value at the time of its release; and to facilitate the release of unfunded property. (See Mortgage, Sections 3, 59 and 60 and Eighteenth Supplemental Indenture, Section 2.03.)

Issuance of Additional First Mortgage Bonds

To clarify that:

(1)	for purposes of determining annual interest requirements, interest on First Mortgage Bonds or other indebtedness bearing interest at a variable interest rate shall be computed at the average of the interest rates borne by such First Mortgage Bonds or other indebtedness during the period of calculation or, if such First Mortgage Bonds or other indebtedness shall have been issued after such period or shall be the subject of pending applications, interest shall be computed at the initial rate borne upon issuance; and

(2)	no extraordinary items shall be included in operating expenses or deducted from revenues or other income in calculating adjusted net earnings (see Mortgage, Section 7); and

(3)	to revise the basis for the issuance of additional First Mortgage Bonds from 60% of property additions, after adjustments to offset retirements, to 70%.

(See Mortgage, Sections 25, 26, 59 and 61 and Eighteenth Supplemental Indenture, Sections 2.01 and 2.02.)

The Corporate Trustee

Deutsche Bank Trust Company Americas also serves as the Indenture Trustee under the Indenture under which the Indenture Securities, as defined below, are issued.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

General

NW Natural will issue its unsecured debt securities, in one or more series, under an Indenture, dated as of June 1, 1991, between NW Natural and Deutsche Bank Trust Company Americas, as trustee (Indenture Trustee). This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” These unsecured debt securities offered by this prospectus are referred to in this prospectus as the “Unsecured Debt Securities.”

The Indenture provides for the issuance of debentures, notes or other debt by NW Natural in an unlimited amount from time to time. The Unsecured Debt Securities and all other debentures, notes or other debt of NW Natural issued or to be issued under the Indenture are collectively referred to in this prospectus as the “Indenture Securities.”

The Indenture does not limit the amount of debt, secured or unsecured, which may be issued by NW Natural.

Indenture Securities will rank equally with all other unsecured and unsubordinated indebtedness of NW Natural. Substantially all of the gas plants, distribution systems and certain other materially important physical properties of NW Natural are subject to the lien of the Mortgage securing the First Mortgage Bonds. (See “Description of the Bonds—Security” and “—Issuance of Additional First Mortgage Bonds”, above.)

This section briefly summarizes some of the provisions of the Unsecured Debt Securities and some of the provisions of the Indenture and uses some terms that are not defined in this prospectus but that are defined in the Indenture. This summary is not complete. The Indenture is on file with the SEC and is incorporated by reference in this prospectus. You should read the Indenture for a complete understanding of the provisions that may be important to you and for the definitions of some terms used in this summary.

Each series of Unsecured Debt Securities may have different terms. NW Natural will include some or all of the following information about a specific series of Unsecured Debt Securities in the prospectus supplement(s) relating to those Unsecured Debt Securities:

•	the title of those Unsecured Debt Securities,

•	any limit upon the aggregate principal amount of those Unsecured Debt Securities,

•	whether those Unsecured Debt Securities will be offered on a periodic basis, with the specific terms of such Unsecured Debt Securities to be determined upon their issuance.

•	the date(s) on which, and the manner in which, NW Natural will pay the principal of those Unsecured Debt Securities,

•

the rate(s) of interest on those Unsecured Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NW Natural will pay interest, the record date for any interest payable on any interest payment date, the manner in which such interest shall be payable, and the basis of computation of interest,

•

the place(s) at which or methods by which the registered owners of those Unsecured Debt Securities may transfer or exchange those Unsecured Debt Securities and serve notices and demands to or upon NW Natural,

•	any date(s) on which, the price(s) at which and the terms and conditions upon which those Unsecured Debt Securities may be redeemed, in whole or in part, at the option of NW Natural,

•

any obligation of NW Natural, and the terms and conditions thereof, to redeem or repurchase those Unsecured Debt Securities, pursuant to any sinking fund or other provisions that would obligate NW Natural to repurchase or redeem those Unsecured Debt Securities,

•	the denominations in which NW Natural may issue those Unsecured Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

•

whether the amount of payments of principal of, or premium, if any, or interest on those Unsecured Debt Securities, may be determined with reference to an index, and, if so the manner in which such amounts shall be determined,

•

the portion of the principal amount of those Unsecured Debt Securities that NW Natural will pay upon declaration of acceleration of the maturity of those Unsecured Debt Securities, if other than the entire principal amount of those Unsecured Debt Securities,

•

any events of default with respect to those Unsecured Debt Securities and any covenants of NW Natural for the benefit of the registered owners of those Unsecured Debt Securities, other than those specified in this prospectus,

•	the terms, if any, pursuant to which those Unsecured Debt Securities may be converted into or exchanged for shares of capital stock or other securities of NW Natural or any other entity,

•

the person to whom NW Natural will pay interest on those Unsecured Debt Securities on any interest payment date, if other than the person in whose name those Unsecured Debt Securities are registered at the close of business on the record date for that interest payment,

•	the amount and terms of a service charge, if any, for the registration of transfer or exchange of those Unsecured Debt Securities,

•	any exceptions to the definition of Legal Holiday or variation in the definition of Business Day under the Indenture with respect to those Unsecured Debt Securities,

•	the terms, if any, required to permit those Unsecured Debt Securities to be registered pursuant to a non-certificated system of registration, and

•	any other terms of those Unsecured Debt Securities that are not inconsistent with the provisions of the Indenture.

Form, Exchange and Payment

Unless otherwise specified in the prospectus supplement relating to the Unsecured Debt Securities, the Unsecured Debt Securities will be (1) issued in fully registered form in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and (2) exchangeable at the office of Deutsche Bank Trust Company Americas in New York City, without charge other than taxes or other governmental charges incident thereto, and principal, premium, if any, and interest will be payable at such office.

Defeasance

The principal amount of the Unsecured Debt Securities of any series issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of NW Natural in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Indenture Trustee, in trust:

(1)	money in an amount which will be sufficient, or

(2)	in the case of a deposit made prior to the maturity of those Unsecured Debt Securities, Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient, or

(3)	a combination of (1) and (2) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Unsecured Debt Securities of that series that are outstanding. For this purpose, Government Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof. (See Indenture, Sections 101, 701.)

If NW Natural deposits any money and/or Government Obligations with respect to the Unsecured Debt Securities of any series, or any portion of the principal amount thereof, prior to the maturity or redemption of such Unsecured Debt Securities or such portion of the principal amount thereof, for the satisfaction or discharge of the indebtedness of NW Natural in respect to such Unsecured Debt Securities or such portion thereof as described in Section 701 of the Indenture, NW Natural shall deliver to the Indenture Trustee either:

(1)	an instrument wherein NW Natural, notwithstanding such satisfaction and discharge, shall assume the obligation to irrevocably deposit with the Indenture Trustee such additional sums of money, if any, or additional Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations previously deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Unsecured Debt Securities or such portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of NW Natural to make additional deposits as described above shall be subject to the delivery to NW Natural by the Indenture Trustee of a notice asserting the amount of such deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Indenture Trustee, showing the calculation thereof, or

(2)	an opinion of counsel to the effect that the holders of such Unsecured Debt Securities, or such portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

In the event that NW Natural shall elect to deliver to the Indenture Trustee an instrument as described in clause (1) of the preceding paragraph in connection with any such deposit of money and/or Government Obligations with the Indenture Trustee, under current applicable United States federal income tax regulations, the holders of such Unsecured Debt Securities, or such portions thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such deposit had not been effected. There can be no assurance that such United States federal income tax regulations will not change such that, as a result of such deposit and delivery by NW Natural of such instrument, holders of Unsecured Debt Securities may recognize income, gain or loss for United States federal income tax purposes and may not be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such deposit had not been made.

Events of Default and Notice Thereof

Events of default are:

(1)	default for three business days in payment of principal,

(2)	default for 60 days in payment of interest,

(3)	certain events in bankruptcy, insolvency or reorganization,

(4)	default for 90 days after notice in the case of a breach of any other covenant, and

(5)	any other event of default specified with respect to the Indenture Securities of a particular series.

No event of default with respect to a series of Indenture Securities necessarily constitutes an event of default with respect to the Indenture Securities of any other series.

The Indenture Trustee may withhold notice of default (except in payment of principal, interest or any funds for the retirement of Indenture Securities) if it, in good faith, determines that withholding of such notice is in the interest of the holders of the Indenture Securities. (See Indenture, Sections 801 and 903.)

Either the Indenture Trustee or the holders of not less than 33% in principal amount (or such lesser amount as may be provided in the case of discount Indenture Securities) of the outstanding Indenture Securities of all defaulted series, considered as one class, may declare the principal and interest on such series due on default, but NW Natural may annul such default by effecting its cure and paying overdue interest and principal. No holder of Indenture Securities may enforce the Indenture without having given the Indenture Trustee written notice of default, and unless the holders of a majority of the Indenture Securities of all defaulted series, considered as one class, shall have requested the Indenture Trustee to act and offered reasonable indemnity, and for 60 days the Indenture Trustee shall have failed to act. But, each holder has an absolute right to receive payment of principal and interest when due and to institute suit for the enforcement of such payment. The Indenture Trustee is not required to risk its funds or incur any financial liability if it has reasonable grounds to believe that repayment is not reasonably assured.

The holders of a majority of the Indenture Securities of all defaulted series, considered as one class, may direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Indenture Securities of such series, but the Indenture Trustee is not required to follow such direction if not sufficiently indemnified and the Indenture Trustee may take any other action it deems proper which is not inconsistent with such direction. (See Indenture, Sections 802, 807, 808, 812 and 902.)

Evidence to be Furnished to the Indenture Trustee

Compliance with the Indenture provisions will be evidenced by written statements of NW Natural’s officers. An annual certificate with reference to compliance with the covenants and conditions of the Indenture and the absence of defaults is required to be filed with the Indenture Trustee. (See Indenture, Section 1004.)

Modification of the Indenture

The rights of the holders of the Indenture Securities may be modified with the consent of the holders of a majority of the Indenture Securities of all series or Tranches, as defined below, affected, considered as one class. However, certain specified rights of the holders of Indenture Securities may be modified without the consent of the holders if such modification would not be deemed to adversely affect their interests in any material respect.

In general, no modification of the terms of payment of principal and interest, no reduction of the percentage in principal amount of the Indenture Securities outstanding under such series required to consent to any supplemental indenture or waiver under the Indenture, no reduction of such percentage necessary for quorum and voting, and no modification of certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults is effective against any holder of Indenture Securities without the consent of such holder. “Tranche” means a group of Indenture Securities which are of the same series and have identical terms except as to principal amount and/or date of issuance. (See Indenture, Article Twelve.)

The Indenture Trustee

Deutsche Bank Trust Company Americas also serves as the Corporate Trustee under the Mortgage under which the First Mortgage Bonds are issued.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

NW Natural may issue junior subordinated debentures, in one or more series, under an indenture, between NW Natural and the trustee specified therein. The terms of any junior subordinated debentures will be described in a prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of certain rights and privileges of NW Natural’s preferred stock. This summary description does not purport to be complete. Reference is made to NW Natural’s Amended and Restated Articles of Incorporation, amended as of June 3, 2008, and Bylaws, as amended through May 24, 2007, and any articles of amendment to the Amended and Restated Articles of Incorporation establishing a particular series of preferred stock, which are filed as exhibits to this registration statement, or in the case of any articles of amendment relating to a future series of preferred stock, will be filed with the SEC prior to the issuance of such series, and incorporated herein by reference. The following statements are qualified in their entirety by such references.

The Board of Directors is authorized under NW Natural’s Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series. NW Natural will include some or all of this information about a specific series of preferred stock being offered in the prospectus supplement(s) relating to such series. As used herein, the term “preferred stock” includes all series.

Dividends

Each series of the preferred stock is entitled in preference to the common stock to dividends cumulative from the date of issue, at the rate fixed by the Board of Directors, payable quarterly on February 15, May 15, August 15 and November 15 in each year or on such other date or dates as the Board of Directors shall determine.

Voting Rights

Generally, only NW Natural’s common stock has voting rights. The common stock has cumulative voting rights with respect to the election of directors. The preferred stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of preferred stock in accordance with NW Natural’s Amended and Restated Articles of Incorporation.

Certain terms relating to NW Natural’s preferred stock in respect of dividends, liquidation rights, limitations on payment of dividends and voting are discussed below in “Description of Common Stock—Dividends and Liquidation Rights” and “—Dividend Limitations”.

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Natural’s common stock. This summary description does not purport to be complete. Reference is made to NW Natural’s Amended and Restated Articles of Incorporation, amended as of June 3, 2008, and Bylaws, as amended through May 24, 2007, which are incorporated herein by reference. The following statements are qualified in their entirety by such references.

Under NW Natural’s Amended and Restated Articles of Incorporation, NW Natural is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock. At December 31, 2010, 26,668,212 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Natural has an authorized class of senior capital stock, referred to as preferred stock, none of which is currently outstanding. NW Natural’s preferred stock is entitled in preference to the common stock (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared. Future series of the preferred stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Natural may issue long-term debt.

Voting Rights

Except as provided by law or as described below, only the common stock has voting rights. Cumulative voting is permitted by the Amended and Restated Articles of Incorporation to holders of common stock at elections of directors.

Classification of the Board of Directors

The Board of Directors of NW Natural may consist of not less than 9 nor more than 13 persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The current number is 11. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Natural within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

Transactions with Related Persons

NW Natural shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Natural) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Natural not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Natural in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Natural that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, plan of exchange or recapitalization, a purchase, sale, lease, exchange, transfer, mortgage or other disposition of all or a substantial part (10% or more of the fair market value of the assets) of the property and assets of NW Natural or a related person, an issuance, sale, exchange or other disposition of securities of NW Natural and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Natural; “continuing directors” are those whose nominations for directorship shall have been approved by a majority of the directors in office on April 9, 1984 or by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Natural (other than shares held by related persons).

Preemptive Rights

The holders of the common stock have no preemptive rights.

Other Provisions

The issued and outstanding shares of NW Natural’s common stock are, and the common stock offered hereby will be, fully paid and nonassessable.

Certain Anti-Takeover Matters

NW Natural’s Amended and Restated Articles of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby only one-third of the board stands for election each year;

•

limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10 percent or more of the capital stock of NW Natural;

•	authorization for NW Natural’s Board of Directors (subject to any applicable law) to issue preferred stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Natural’s Board of Directors;

•

requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Natural’s Amended and Restated Articles of Incorporation; and

•	requirement that Bylaws may only be amended or repealed by resolution of a majority of the Board of Directors, subject to repeal or change by action of the shareholders.

NW Natural is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (the “Oregon Business Combinations Act”) which generally provide that in the event a person or entity acquires 15% or more of NW Natural’s voting stock (“interested shareholder”), NW Natural and such interested shareholder and any affiliate, may not engage in the following business combinations for a period of three years following the date that person became an interested shareholder:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Natural’s assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the Board of Directors approved either the business combination or the share acquisition that resulted in the person becoming an interested shareholder before the time such person became an interested shareholder;

•

as a result of the share acquisition, the person became an interested shareholder and 85% owner of the outstanding voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•

on or after the date the person became an interested shareholder, the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

NW Natural is also subject to the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act (the “Oregon Control Share Act”), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33-1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Natural. The acquiring person statement may also request that NW Natural call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

The Oregon Control Share Act and the Oregon Business Combinations Act have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Natural’s Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Natural has not adopted such a provision.

NW Natural is also subject to Oregon Revised Statutes Chapter 757.511 which generally provides that no person, directly or indirectly, shall acquire the power to exercise any substantial influence over the policies and actions of a public utility without first securing from the Oregon Public Utility Commission (“OPUC”) an order authorizing such acquisition if such person is, or by such acquisition would become, an “affiliated interest” with such public utility as defined by Oregon law. Any applicant requesting such an order bears the burden of showing that granting the application is in the public interest. This provision of Oregon law may have anti-takeover effects by subjecting potential acquisitions to OPUC review and approval.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NW Natural may issue stock purchase contracts, including contracts obligating you to purchase from NW Natural, and NW Natural to sell to you, a specific number of shares of preferred stock or common stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. NW Natural may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require NW Natural to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. NW Natural will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

NW Natural may sell the securities offered pursuant to this prospectus and one or more prospectus supplements (Offered Securities) in one or more series in any of three ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to a limited number of purchasers or to a single purchaser.

Through Underwriters or Dealers

If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to the Offered Securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement. Unless otherwise set forth in such prospectus supplement, the obligations of the underwriters to purchase the Offered Securities offered by such prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any are purchased.

Through Agents

The Offered Securities may be sold through agents designated by NW Natural from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which such prospectus supplement is delivered as well as any commissions payable by NW Natural to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

Directly to One or More Purchasers

NW Natural may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters or agents would be involved.

General Information

The prospectus supplement with respect to the Offered Securities will set forth the terms of the offering of such Offered Securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such Offered Securities and the proceeds to NW Natural from such sale;

•	any underwriting discounts, agents’ commissions and other items constituting underwriting compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in the prospectus supplement with respect to the Offered Securities, NW Natural may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Offered Securities from NW Natural at the initial public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such prospectus supplement, and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, underwriters and dealers may be entitled under agreements entered into with NW Natural to indemnification by NW Natural against certain civil liabilities, including certain liabilities under the Securities Act or to contribution by NW Natural with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the securities will be passed upon for NW Natural by Margaret D. Kirkpatrick, Esquire, General Counsel of NW Natural, and by Morgan, Lewis & Bockius LLP, New York, New York. Ms. Kirkpatrick may rely upon the opinion of Morgan, Lewis & Bockius LLP as to certain legal matters arising under New York law. Morgan, Lewis & Bockius LLP may rely upon the opinion of Ms. Kirkpatrick as to certain legal matters arising under Oregon law.

PROSPECTUS

NORTHWEST NATURAL GAS COMPANY

DIVIDEND REINVESTMENT AND

DIRECT STOCK PURCHASE PLAN

Common Stock

Northwest Natural Gas Company (NW Natural) has established its Dividend Reinvestment and Direct Stock Purchase Plan (Plan) to provide participants with a convenient way to purchase shares of common stock and reinvest all or a portion of the cash dividends paid on common stock in additional shares of NW Natural’s common stock.

Participants in the Plan may:

•	Reinvest cash dividends paid on the participants’ shares of NW Natural’s common stock in additional shares of common stock;

•

Increase their investment in NW Natural’s common stock by making optional cash payments of not less than $25 per investment and not more than $100,000 per calendar year and continue to receive cash dividends on shares registered in their names and held in certificate form;

•	Make an initial investment in NW Natural’s common stock with a cash investment of at least $250;

•	Receive, upon request, certificates for whole shares of common stock credited to their Plan accounts;

•	Deposit certificates representing common stock into their Plan accounts for safekeeping;

•	Sell shares of common stock credited to their Plan accounts; and

•	Withdraw from the Plan at any time.

Shares purchased under the Plan will, at NW Natural’s option, be (i) authorized but unissued shares purchased directly from NW Natural, (ii) shares purchased in the open market or in privately negotiated transactions, or (iii) any combination of the foregoing. Any open market or privately negotiated purchases will be made through an independent agent. This prospectus relates to the offer and sale of up to 390,919 shares of common stock offered under the Plan.

Investors currently participating in the Plan will remain enrolled in the Plan and do not have to take any action unless they wish to terminate participation or change an election in the Plan.

NW Natural’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “NWN.”

To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the Plan to certain persons are offered only through a registered broker/dealer in such jurisdictions.

See the discussion of risk factors on page 2 of this prospectus and as contained in NW Natural’s annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

NW Natural’s principal executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, and its telephone number is (503) 226-4211.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2011.

You should rely only on the information contained in this prospectus and the documents that have been incorporated by reference. NW Natural has not authorized anyone else to provide you with different information. NW Natural is not making an offer of the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, as well as the information NW Natural has previously filed with the Securities and Exchange Commission that NW Natural incorporates by reference, is accurate as of any date other than the date thereof.

i

WHERE YOU CAN FIND MORE INFORMATION

NW Natural files annual, quarterly and other reports and other information with the SEC. Reports, proxy statements and other information filed by NW Natural can be read and copied at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information filed electronically by NW Natural. NW Natural also maintains a Web site (http://www.nwnatural.com). Information contained on NW Natural’s Web site does not constitute part of this prospectus.

NW Natural’s common stock is listed on the New York Stock Exchange under the symbol “NWN”, and information concerning NW Natural can also be inspected at the office of that exchange located at 20 Broad Street, New York, New York 10005.

The SEC allows NW Natural to “incorporate by reference” the information that NW Natural files with the SEC, which means that NW Natural may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. NW Natural is incorporating by reference the documents listed below and any future filings NW Natural makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), until NW Natural sells all of the common stock described in this prospectus. Information that NW Natural files in the future with the SEC will automatically update and supersede this information.

•	NW Natural’s Annual Report on Form 10-K for the year ended December 31, 2009.

•	NW Natural’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010.

•	NW Natural’s Current Reports on Form 8-K filed on February 26, 2010 (as amended), May 5, 2010, June 2, 2010, August 4, 2010 and October 4, 2010.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, telephone 503-226-4211.

FORWARD-LOOKING STATEMENTS

This document does, and the documents incorporated herein by reference may, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Although NW Natural believes these statements are based on reasonable assumptions, no assurance can be given that actual results will not differ from those in the forward-looking statements contained herein and in the incorporated documents. The forward-looking statements contained herein and in the incorporated documents may be affected by various uncertainties. For a further discussion of forward-looking statements and of factors which may affect forward-looking statements contained herein and in the incorporated documents, see NW Natural’s most recent Annual Report on Form 10-K and any of its Quarterly Reports on Form 10-Q filed after that Annual Report on Form 10-K.

NW NATURAL

NW Natural is principally engaged in the distribution of natural gas in Oregon and southwest Washington. NW Natural and its predecessors have supplied gas service to the public since 1859. NW Natural’s executive offices are located at One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209. Its telephone number is 503-226-4211.

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RISK FACTORS

Investing in the common stock involves certain risks. You are urged to read and consider the risk factors described in NW Natural’s annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information NW Natural includes or incorporates by reference in this prospectus. You should also be aware that new risks may emerge in the future at any time, and NW Natural cannot predict such risks or estimate the extent to which they may affect NW Natural’s financial condition or performance.

You should also consider specific risk factors such as:

The price of NW Natural’s common stock may rise during the period between making an optional cash payment, receipt of the payment by the Plan administrator and the actual purchase of the stock.

Participants in the Plan have no control over or authority to direct the timing or price at which shares of common stock are purchased for their accounts. You bear this risk by participating in the Plan. You will not earn interest on funds held by the Plan administrator pending their investment in common stock.

The price of NW Natural common stock may fall during the period between a request for sale, receipt of the request by the Plan administrator and the sale in the open market.

Participants should be aware that the price of NW Natural common stock may fall during the period between a request for sale, receipt of the request by the Plan administrator and the sale of the stock in the open market. You bear this risk by participating in the Plan. Therefore, you should evaluate this possibility when deciding whether and when to sell any shares through the Plan.

THE PLAN

DESCRIPTION OF THE PLAN

The provisions of the Plan in effect on and after the date hereof are presented in the following questions and answers.

Purpose

1.	WHAT IS THE PURPOSE OF THE PLAN?

The Plan provides interested investors with a convenient method of purchasing NW Natural’s common stock directly through the Plan administrator and provides current shareholders with a convenient method of investing cash dividends on their NW Natural shares in additional shares of common stock. At NW Natural’s option, shares purchased under the Plan will be (a) authorized but unissued shares purchased directly from NW Natural, (b) shares purchased in the open market or in privately negotiated transactions, or (c) any combination of the foregoing. When shares purchased under the Plan are acquired directly from NW Natural, NW Natural will receive additional equity funds which will be added to its general funds and used for its continuing construction program and general corporate purposes as described in “Use of Proceeds.”

Advantages

2.	WHAT ARE THE ADVANTAGES OF THE PLAN?

•	Investors who are not shareholders may enroll in the Plan by making an initial cash investment of at least $250.

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Participants in the Plan may elect to have cash dividends on all or a portion of the shares of common stock registered in their names (Registered Shares) and all cash dividends on shares of common stock in their Plan accounts (Plan Shares) automatically reinvested. All shares purchased under the Plan will be credited to and, unless otherwise requested, held in participant’s accounts under the Plan. Remaining cash dividends on Registered Shares or all cash dividends on all of the participant’s shares, whether Registered Shares or Plan Shares, will be paid to participants by check or through electronic direct deposit.

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Participants in the Plan may make optional cash payments (including payments made by authorizing direct debit from their personal bank accounts), after the initial investment, of up to a maximum amount of $100,000 per calendar year. Participants in the Plan may continue to receive their cash dividends on Registered Shares and on Plan Shares, if designated, and invest by making such optional cash payments.

•	Full investment of funds is possible under the Plan because both full and fractional shares will be credited to participants’ Plan accounts.

•	Participants may enroll and manage their Plan accounts through the Agent’s website at http://www.amstock.com.

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Personal recordkeeping is simplified by the issuance of statements showing account activity. Statements of account are a participant’s continuing record of transactions and should be retained for tax purposes.

•	Participants may sell shares of common stock held or deposited in their Plan accounts.

Disadvantages

3.	WHAT ARE THE DISADVANTAGES OF THE PLAN?

•	A participant will have no control over the prices at which shares are purchased or sold for his or her account, because:

•	purchases for the participant’s account will be made during periods prescribed under the Plan. See Questions 10 and 15; and

•	participants cannot designate a specific price or a specific date at which to sell shares or select the broker through which sales will be made. See Question 20.

Therefore, the participant will bear the risk of fluctuations in the market price of NW Natural’s common stock. See “Risk Factors.”

•	A participant will not receive any interest on dividends or optional cash payments held by the Plan administrator before the investment date.

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In the event that shares purchased under the Plan will be purchased in the open market or in privately negotiated transactions, participants in the Plan will pay a pro rata share of any brokerage fees and transaction costs incurred in connection with purchases of shares.

Other Features

4.	WHAT ARE OTHER FEATURES OF THE PLAN?

•	Non-shareholders of legal age may participate in the Plan by making a minimum initial cash investment of $250 to purchase NW Natural’s common stock under the terms of the Plan.

•	For each meeting of shareholders, participants will receive proxies that will enable them to vote both Registered Shares and Plan Shares.

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Administration

5.	WHO ADMINISTERS THE PLAN?

By participating in the Plan, each participant designates American Stock Transfer & Trust Company (AST) (or a successor thereto) as his or her Agent under the Plan. The Agent will administer the Plan, receive and hold participants’ funds pending investment in additional shares of common stock, effect transfers of common stock, keep a continuous record of participation and prepare and send to each participant statements of the participant’s Plan account. Shares purchased under the Plan will be registered in the name of the Agent (or its nominee) and held by the Agent for each participant in the Plan. In the event that AST ceases to act as the Plan administrator, NW Natural will appoint a new Plan administrator to act as Agent and administer the Plan.

The Agent will use a broker-dealer registered under the Securities Exchange Act of 1934 (Purchasing Representative) to act as an independent agent on behalf of Plan participants in purchasing and selling shares for participants in the open market or in privately negotiated transactions. Subject to the objective of obtaining the lowest over-all costs of shares purchased, the Purchasing Representative will have full discretion as to all matters relating to purchases of shares.

The law in some jurisdictions requires NW Natural to offer shares through this Plan only through a registered broker/dealer. In those instances, the Purchasing Representative will also act as the registered broker/dealer.

NW Natural reserves the right to interpret and administer the Plan as deemed necessary or desirable, including the right to limit or deny participation in the Plan where circumstances warrant. The terms and conditions of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of Oregon. None of NW Natural, AST, or its Purchasing Representative will be liable for any act done in good faith or for any omission to act in good faith, provided that NW Natural shall not be relieved from any liability imposed under any federal, state or other applicable securities law which cannot be waived. You should recognize that NW Natural cannot assure you of a profit or protect you against a loss on shares purchased or sold under the Plan. A participant participates in the Plan at his or her sole discretion, risk and responsibility. See “Risk Factors.”

6.	WHO SHOULD I CONTACT WITH QUESTIONS CONCERNING THE PLAN AND ITS ADMINISTRATION?

Participants may contact the Agent:

•	by writing to:

For inquiries:	For transaction processing:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company

59 Maiden Lane	P.O. Box 922

Plaza Level	Wall Street Station

New York, NY 10038	New York, NY 10269-0560

•	by calling 1-888-777-0321 from 8 a.m. to 7 p.m. ET, Monday through Thursday, and 8 a.m. to 5 p.m. ET, Friday. The interactive voice response is available 24 hours a day, 7 days per week.

•	by email at info@amstock.com, or

•	by visiting the Agent’s website at http://www.amstock.com.

Existing shareholders may log into their accounts at www.amstock.com by clicking on “Shareholder Account Access” and following the instructions.

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Non-shareholders may enroll in and purchase shares under the Plan at www.amstock.com by clicking on “Invest Online” and following the instructions.

7.	MAY THE PLAN BE SUSPENDED, MODIFIED OR DISCONTINUED?

The Board of Directors of NW Natural reserves the right to amend, suspend, modify or terminate the Plan at any time, including, but not limited to, the right to modify the fees and commissions charged to participants. Notice of any such amendment, suspension, major modification or termination of the Plan would be provided to all participants.

Eligibility

8.	WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

The Plan is available to any person of legal age or entity, whether or not a holder of NW Natural’s common stock, provided that such person or entity fulfills the prerequisites for participation described under Question 9 and participation would not violate the securities or other laws of the state, territory or country where the participant resides that are applicable to NW Natural, the Plan or the participant. Shares for which dividends are reinvested by the Plan must be Registered Shares or Plan Shares. Beneficial owners of NW Natural common stock are owners whose shares are held in a brokerage account by a bank, broker or other custodial institution in “street name.” In order to participate in the Plan, such beneficial owners must request the bank, broker or other custodial institution to have such shares registered in the owner’s name. Alternatively, such beneficial owners may participate in the Plan indirectly by requesting the bank, broker or custodial institution to participate on the owner’s behalf.

In certain jurisdictions, applicable laws require NW Natural to use a registered broker-dealer to offer common stock under the Plan to persons not presently shareholders of record. No offers or sales will be effected in those jurisdictions unless NW Natural has satisfied the requirements of the state securities laws applicable to the operation of the Plan. To the extent required by applicable law in certain jurisdictions, NW Natural will offer shares of common stock under the Plan to persons not presently shareholders of record of common stock only through a registered broker/dealer in those jurisdictions. The Agent will select a registered broker/dealer through whom NW Natural will offer shares in those instances and for all Plan trading activity.

A Plan prospectus and enrollment or application information will be furnished upon request made to the Agent or it may be obtained from the Agent’s website at http://www.amstock.com.

Participation

9.	HOW DO I ENROLL IN THE PLAN OR CHANGE MY METHOD OF PARTICIPATION?

Current participants will automatically be participants in the Plan as amended to date, and need do nothing to continue their participation.

After receiving a copy of this prospectus, shareholders may become participants in the Plan by completing and signing an enrollment card (Enrollment Card) and non-shareholders may become participants by completing and signing an application (Application).

An Enrollment Card or Application may be obtained by contacting the Agent at 1-888-777-0321 or by visiting their website at www.amstock.com and downloading the forms.

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The Enrollment Card and Application require a participant to choose a reinvestment option for participation in the Plan. By checking the appropriate box a participant may select:

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Full Dividend Reinvestment—Automatic reinvestment of cash dividends on all of the participant’s shares of common stock. Participant will also be entitled to invest optional cash payments in additional shares.

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Partial Dividend Reinvestment—Receipt of cash dividends on a portion of the Registered Shares credited to the participant’s account, and automatic reinvestment of the cash dividends on the remainder of the participant’s shares. Participant will also be entitled to invest optional cash payments in additional shares.

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Optional Cash Purchases Only—Cash dividends on all Registered Shares and Plan Shares will be paid to participants by check or through electronic deposit. The amount of optional cash payments which may be made by a participant may not exceed $100,000 per calendar year. Dividends on all shares purchased with optional cash payments will be Plan Shares and will be reinvested in additional shares unless and until a participant requests that the Plan Shares be registered in the participant’s name.

Under any of the investment options, a participant may make optional cash investments of a minimum of $25 (or a minimum of $250 for the initial investment by a non-shareholder) and a maximum of $100,000 per calendar year (including the initial investment) towards the purchase of additional shares of common stock.

If participants do not indicate an investment option on the enrollment form, their account will automatically be enrolled in the “Full Dividend Reinvestment” option.

Participants may change their reinvestment options by completing the tear-off portion of their Investment Statement of account or an enrollment form and sending it to the Agent. Changes will become effective as soon as practicable after they are received. Any change in reinvestment options must be received by the dividend record date (see Question 10, below) in order to be effective on the related payment date.

Dividend Reinvestment

10.	HOW AND WHEN WILL CASH DIVIDENDS BE REINVESTED?

Each cash dividend payment date on the common stock will be an Investment Date under the Plan; which means that, for participants who choose to reinvest dividends, the dividend payments on such payment date will be used to purchase additional shares of common stock as of such payment date. Common stock cash dividend payment dates are ordinarily the fifteenth day of February, May, August and November and corresponding record dates normally precede payment dates by 15 days.

If NW Natural is meeting the requirements of the Plan with common stock purchased in the open market or in privately negotiated transactions, the Purchasing Representative will determine the exact timing of such purchases and the number of shares to be purchased, depending on the amount of reinvested dividends, market conditions and the requirements of federal securities laws, and the purchased shares will be credited to a participant’s Plan account as of the applicable Investment Date. If NW Natural elects to issue authorized but unissued shares of common stock directly to the Agent, these shares will be issued by NW Natural and credited to a participant’s Plan account as of the applicable Investment Date. The determination of the price for purchases of Plan Shares is explained in Question 17. In any case, dividends not invested in shares of common stock within 30 days of the dividend payment date will be returned, without interest, to the participant.

If a participant’s Enrollment Card is received by the Agent on or before the record date for a dividend payment, the dividend payable on such Investment Date will be used to purchase additional shares of common stock as of such Investment Date, unless the Enrollment Card indicates “Optional Cash Purchases Only.” If the

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Enrollment Card is received after the record date for any such cash dividend payment date, the reinvestment of dividends will start with the next dividend payment date. If a certificate representing Registered Shares to be deposited for safekeeping, together with a completed Safekeeping Authorization Instruction, is received on or before the record date for a dividend payment, reinvestment of dividends on such shares will begin with that dividend. If such certificate and Instruction are received after the record date for a dividend payment, reinvestment of dividends will begin with the next dividend payment date unless a participant already has elected “Full Dividend Reinvestment” for such shares.

For example, a dividend payable February 15 will be reinvested if a completed Enrollment Card, or a certificate and a completed Safekeeping Authorization Instruction, is received by the Agent on or before the record date of January 31. If the Enrollment Card, or such certificate and Instruction, is received after January 31, but on or before the record date for the next dividend payment, the first dividend reinvested will be the dividend payable May 15.

Optional Cash Payments

11.	WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

All Plan participants, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash payments.

12.	HOW ARE OPTIONAL CASH PAYMENTS MADE?

A Plan participant may make an initial cash investment when enrolling by enclosing a check or money order with the Enrollment Card or Application. Checks should be made payable to “American Stock Transfer & Trust Co.” and returned to the address specified or in the envelope provided. Thereafter, optional cash payments may be made by using the cash payment form attached to the statement of account, or through the Automatic Monthly Deduction Form (see Question 13). If a participant uses the cash payment form, the same amount of money need not be sent each month and there is no obligation to make an optional cash purchase each month.

13.	WHAT IS THE AUTOMATIC MONTHLY DEDUCTIONS PROGRAM AND HOW DOES IT WORK?

The Plan offers a program which allows participants to make optional cash purchases by authorizing automatic payments from bank accounts designated by the participants. Payments made through this method which must be the same amount each month as designated by the participant, are deducted on or about the 10th of each month and are invested on the 15th of each month. For an Automatic Monthly Deduction Form, please contact the Agent.

14.	WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

There is a $25 minimum amount required for optional cash payments by shareholders, except as provided in Question 20. In case of an initial optional cash payment by a non-shareholder, such optional cash payments cannot be less than $250. The maximum aggregate optional cash payment that may be made by a participant in any calendar year cannot exceed $100,000.

15.	WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

Investment Dates for optional cash payments will occur monthly, usually on the 15th day of each month. Purchases may be made over a period of several days in the case of market purchases. All such purchases will be aggregated and credited to participants’ accounts on the Investment Date occurring on or after receipt of the optional cash payment.

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The Agent must receive optional cash payments at least three business days prior to an Investment Date to be invested on that Investment Date. Otherwise, the Agent will hold the optional cash payments for investment until the next Investment Date. Optional cash payments which remain uninvested more than 35 days following receipt by the Agent will be returned, without interest, to the participant. Optional cash payments received by the Agent will be returned to the participants upon written request received by the Agent at least three business days prior to the Investment Date following their receipt. No interest will be paid by NW Natural or the Agent on any cash investments received by the Agent pending investment.

Purchases

16.	HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED?

The number of shares to be purchased under a Plan depends on the amount of a participant’s funds available for investment and the price of the shares. The funds available for investment depend on what has been authorized in regard to dividend reinvestment, plus any optional cash payments made. In every case, available funds will be fully invested in both whole and fractional shares of common stock (computed to three decimal places). No one can predict the number of shares that will be purchased for Plan participants during a particular purchase period, and Plan participants cannot direct the purchase of a specific number of shares.

17.	WHAT IS THE PRICE OF SHARES PURCHASED FOR THE PLAN?

If the Agent purchases authorized but unissued shares of common stock directly from NW Natural, the price of such shares will be the average of the high and low sales prices of NW Natural’s common stock on the trading day preceding the applicable Investment Date reported on the consolidated tape for the NYSE listed companies administered by the Consolidated Tape Association.

The purchase price of shares purchased in respect of any Investment Date on the NYSE or through privately negotiated transactions will be the average price (including brokerage fees) paid by the Purchasing Representative to obtain them.

The Purchasing Representative may offset purchases of shares against sales of shares to be made for participants under the Plan with respect to an Investment Date, resulting in a net purchase or a net sale of shares.

18.	WHO PURCHASES THE SHARES FOR THE PLAN?

NW Natural, at its discretion, may elect to satisfy the requirements of the Plan with either (i) authorized but unissued shares of common stock, (ii) shares of common stock purchased in the open market or in privately negotiated transactions, or (iii) any combination of the foregoing. If NW Natural elects to purchase shares of common stock in the open market or in privately negotiated transactions, the Purchasing Representative will make all such purchases necessary to meet the requirements of the Plan. Shares purchased in any month on the NYSE or through privately negotiated transactions will be purchased, at the discretion of the Purchasing Representative, during the period beginning on the third trading day prior to the Investment Date for that month and typically ending by the fifth trading day after the Investment Date. Other than establishing the length of any such investment period incorporated into the Plan, NW Natural does not exercise any direct or indirect control over the timing or price of purchases made by the Purchasing Representative.

19.	ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?

In most cases, NW Natural will pay the fees and expenses to operate the Plan. However, there are some service fees and brokerage commissions which will be charged directly to participants. Participants will incur no broker fees, commissions or other charges for authorized but unissued shares purchased directly from NW Natural. Participants in the Plan will bear the cost of brokerage fees and commissions, any service charges and applicable taxes related to shares purchased or sold on the open market or in privately negotiated transactions.

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A service fee of up to $30 will be assessed for each item that is returned for insufficient funds. The Agent may place a hold on the account until the “insufficient funds” fee is received, sell shares from the account to collect the “insufficient funds” fee, or withhold the amount of the “insufficient funds” fee from future optional cash investments.

See Question 24 for fees associated with Safekeeping and Question 20 for service fees associated with the sale of shares.

NW Natural reserves the right at any time to change fees or to charge participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, setup and handling fees. Notice of such future changes or additional fees will be sent to participants at least 30 days prior to their effective date.

Sales and Termination from the Plan

20.	MAY PARTICIPANTS SELL OR WITHDRAW ALL OR A PORTION OF THEIR SHARES FROM THE PLAN?

Yes. Any participant may withdraw from the Plan, request that a certificate be issued for Plan Shares or request that all or a portion of the whole Plan Shares be sold and that the cash proceeds, less any fees discussed below, be forwarded to the participant. Participation in the Plan is entirely voluntary. In order to withdraw shares from the Plan, a participant must notify the Agent either in writing by using the transaction request form attached to the bottom of the statement or through the website at www.amstock.com that the participant wishes to withdraw.

A stock certificate for any whole number of shares may be issued from a Plan account as soon as practicable after it is requested by a participant or upon termination of the Plan by NW Natural. Certificates for whole shares withdrawn from the Plan will be registered under the name in which the participant’s certificates were registered upon entering the Plan. A cash payment will be made for any fraction of a share.

Except as otherwise provided in the following paragraph, any sale of whole shares will be made within two business days after receipt of the request by the Agent. The participant will receive the proceeds of the sale less a service charge of $15, and any applicable brokerage fees or commissions and any withholding required under applicable tax laws, from the sale of the whole shares sold at the participant’s request and a cash payment for any fraction of a share credited to the participant’s account.

A participant may withdraw from the Plan at any time if notice is received at least three days prior to a payable date, in such case the dividend will be paid in cash. If a participant’s request is received less than three days prior to the payable date, then the immediate dividend will be reinvested and all subsequent dividends will be paid in cash.

If a participant disposes of all Registered Shares, NW Natural, at its option, either may treat such disposal as a notice of withdrawal or may continue to reinvest the dividends on Plan Shares.

Reports to Participants

21.	HOW WILL PARTICIPANTS BE ADVISED OF THEIR PURCHASE OF SHARES OF COMMON STOCK AND OTHER ACTIVITY IN THEIR PLAN ACCOUNTS?

As soon as practicable after purchases for their accounts, statements will be mailed to participants advising them of their investments. The statements are participants’ continuing record of the cost of their purchases and should be retained for income tax purposes. In addition, participants will receive copies of the same communications sent to every other holder of shares of common stock, including NW Natural’s annual report, notice of annual meeting and proxy statement, and income tax information form reporting dividends paid.

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Certificates

22.	WILL STOCK CERTIFICATES AUTOMATICALLY BE ISSUED FOR SHARES OF COMMON STOCK ACQUIRED UNDER THE PLAN?

No. Unless requested otherwise as described below or the account is terminated, the number of shares purchased under the Plan and any shares deposited with the Agent for safekeeping will be held by the Agent or its nominee for the participants. At any time, a participant may request the Agent to send him a certificate for any whole shares credited to the participant’s account. Any remaining whole shares and fraction of a share will continue to be credited to the participant’s account. This service protects against loss, theft or destruction of stock certificates.

Certificates for fractional shares will not be issued under any circumstances.

Shares credited to Plan accounts may not be used as collateral. To use Plan shares as collateral, participants must request that a certificate be issued in their name.

A participant’s Plan account is maintained in the same name in which the participant’s certificates were registered when he or she entered the Plan or if a participant enrolled in the Plan directly, the account is maintained in the name as shown on NW Natural’s records at the time the participant enrolled.

Transfer of Shares Held in the Plan

23.	CAN PLAN SHARES BE TRANSFERRED?

Upon written request, Plan shares can be transferred into names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request is accompanied by a duly executed stock power that bears the signature(s) of the participant(s) and the signature(s) is/are Medallion Guaranteed by a financial institution, such as a commercial bank or a brokerage firm, that is a member of either the STAMP, SEMP or MSP Medallion Guarantee programs. Unless instructed otherwise, the Agent will hold the transferred shares in an account in the transferee’s name in the Plan and apply the same dividend reinvestment options as existed with respect to the transferred account.

Safekeeping Service for Common Stock Certificates

24.	WHAT IS THE PLAN’S SAFEKEEPING SERVICE AND HOW DOES IT WORK?

A participant may elect to deposit Registered Shares into his or her Plan account for safekeeping as Plan Shares. Any lost certificates must be replaced before a participant may deposit the shares represented by such certificate.

Certificates representing Registered Shares to be deposited for safekeeping should be sent, together with a completed Safekeeping Authorization Instruction, by registered mail to the Agent. Certificates should not be endorsed. A Safekeeping Authorization Instruction may be obtained from the Agent at any time. The participant will incur a service fee of $7.50 for the handling of each safekeeping request.

It is suggested that participants use registered mail when sending stock certificates, declaring a value equal to 2% of the market value of the shares on the date of mailing. This amount would be the approximate cost of replacing the certificates should they be lost in the mail.

It is the responsibility of the participant to retain his or her records relative to the cost of any shares represented by certificates deposited for safekeeping.

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Other Information

25.	HOW IS PARTICIPATION BY FOREIGN AND OTHER HOLDERS SUBJECT TO WITHHOLDING DIFFERENT?

In the case of foreign holders of common stock whose dividends are subject to United States income tax withholding or other holders of common stock whose dividends are subject to United States back-up withholding there will be reinvested an amount equal to the dividends less the amount of tax required to be withheld. Statements confirming purchases made for such participants will indicate the net dividend reinvested and the amount of tax withheld.

Foreign shareholders who check the “Optional Cash Payments Only” box on the Enrollment Card will continue to receive cash dividends on Registered Shares in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested the same way as payments from other participants.

26.	WHAT HAPPENS IF NW NATURAL ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

Any dividend payable in stock or split shares distributed by NW Natural on Plan Shares, both full and fractional, will be credited to the participant’s account. Such stock dividends or split shares distributed on Registered Shares will be mailed directly to the participant in the same manner as to the shareholders who are not participating in the Plan.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or other corporate action.

27.	HOW WILL A PARTICIPANT’S PLAN SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

Participants will be sent notices of meetings, proxy statements and proxy forms for each shareholder’s meeting. Plan Shares, including fractional Plan Shares, will be voted as the participant directs. Registered Shares will be voted directly by the participant.

The proxy card sent to each participant in connection with any annual or special meeting of shareholders will represent all Registered Shares, if any, and all Plan Shares owned by such participant.

As in the case of non-participating shareholders, if no instructions are indicated on the properly signed and returned proxy card, all of the participant’s shares—Registered Shares, if any, and Plan Shares—will be voted as provided on the proxy card. If the proxy card is not returned or if the participant does not grant a proxy by voting by telephone or the Internet, the participant’s shares may be voted only if the participant or a duly appointed representative votes in person at the meeting.

28.	WHAT ARE NW NATURAL’S AND THE AGENT’S RESPONSIBILITIES UNDER THE PLAN?

Neither NW Natural nor the Agent administering the Plan will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or with respect to the prices at which shares of common stock are purchased or sold for the participant’s account and the times when such purchases or sales are made or with respect to any fluctuation in the market value after the purchase or sale of shares.

Participants should recognize that NW Natural cannot assure a profit or protect against a loss on the shares purchased or sold under the Plan.

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USE OF PROCEEDS

NW Natural will receive proceeds from the purchase of its common stock pursuant to the Plan only to the extent that those purchases are of newly issued shares of its common stock made directly from NW Natural, and not from open market purchases. Any proceeds that NW Natural receives from purchases of newly issued shares will be added to NW Natural’s general funds and used to finance, in part, its continuing utility construction program and for general corporate purposes. NW Natural cannot estimate the amount of any such proceeds at this time.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

With respect to reinvested cash dividends used to purchase authorized but unissued shares from NW Natural, a participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the fair market value on the dividend payment date of the full number of shares and fractional shares purchased with reinvested dividends. The fair market value of such shares on the dividend payment date will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of NW Natural, as determined for Federal income tax purposes. The tax basis of the shares so purchased will be equal to the fair market value of such shares on the dividend payment date.

With respect to reinvested cash dividends used to purchase shares in the open market or through privately negotiated transactions, a participant will be treated for Federal income tax purposes as having received a distribution in an amount equal to the cash reinvested to obtain the shares. The cash reinvested will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of NW Natural, as determined for Federal income tax purposes. The initial tax basis of the shares so purchased will be equal to the amount of the cash reinvested.

A participant who purchases shares with optional cash payments will recognize no taxable income upon such purchases. The tax basis of shares purchased in this manner will be the amount of the optional cash payment.

A participant will not realize any taxable income upon the distribution to him of certificates for whole shares credited to his or her account. However, gain or loss will be realized by the participant when whole and fractional shares are sold pursuant to the participant’s request to sell shares held in the Plan and when whole shares are sold by the participant. A participant who receives on termination of participation or on termination of the Plan by NW Natural a cash adjustment for a fraction of a share credited to such participant’s account will realize gain or loss with respect to such fraction. Gain or loss will be measured by the difference between the amount the participant receives and his or her tax basis for the shares, or fraction of a share, sold. Such shares will normally constitute capital assets in the hands of a participant and gain or loss on their sale will constitute long- or short-term capital gain or loss depending on the period for which the shares shall be held.

The foregoing tax information is provided solely as a general guide to participants. Therefore, participants are advised to consult their own tax advisors as to the Federal and State income tax effect of participation in the Plan.

DESCRIPTION OF COMMON STOCK

General

The following is a summary of certain rights and privileges of NW Natural’s common stock. This summary description does not purport to be complete. Reference is made to NW Natural’s Amended and Restated Articles of Incorporation, amended as of June 3, 2008, and Bylaws, as amended through May 24, 2007, which are incorporated herein by reference. The following statements are qualified in their entirety by such references.

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Under NW Natural’s Amended and Restated Articles of Incorporation, NW Natural is authorized to issue 100,000,000 shares of common stock and 3,500,000 shares of preferred stock. At December 31, 2010, 26,668,212 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The Board of Directors is authorized under NW Natural’s Amended and Restated Articles of Incorporation to provide for the issuance from time to time of preferred stock in one or more series, and as to each series to fix and determine the relative rights and preferences, serial designation, dividend rate, redemption prices, voluntary and involuntary liquidation prices, sinking fund provisions for the redemption or purchase of shares, if any, and conversion provisions, if any, applicable to shares of such series.

Dividends and Liquidation Rights

Except as hereinafter stated, the common stock is entitled to receive such dividends as are declared by the Board of Directors and to receive ratably on liquidation any assets which remain after payment of liabilities. NW Natural has an authorized class of senior capital stock, referred to as preferred stock, none of which is currently outstanding. NW Natural’s preferred stock is entitled in preference to the common stock (1) to cumulative dividends at the annual rate fixed for each series by the Board of Directors, and (2) in voluntary and involuntary liquidation, to the amounts fixed for each series by the Board of Directors, plus in each case, unpaid accumulated dividends.

Dividend Limitations

Should dividends on the preferred stock be in arrears, no dividends on the common stock may be paid or declared. Future series of the preferred stock could contain sinking fund, purchase or redemption obligations under which no dividends on the common stock may be paid or declared while such obligations are in default. Common stock dividends also may be restricted by the provisions of future instruments pursuant to which NW Natural may issue long-term debt.

Voting Rights

Except as provided by law or as described below, only the common stock has voting rights. Cumulative voting is permitted by the Amended and Restated Articles of Incorporation to holders of common stock at elections of directors.

Classification of the Board of Directors

The Board of Directors of NW Natural may consist of not less than 9 nor more than 13 persons, as determined by the Board, divided into three classes as nearly equal in number as possible. The current number is 11. One class is elected for a three-year term at each annual meeting of shareholders. Vacancies, including those resulting from an increase in the size of the Board, may be filled by a majority vote of the directors then in office, to serve until the next annual meeting of shareholders. One or more of the directors may be removed, with or without cause, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon; provided, however, that if fewer than all of the directors should be candidates for removal, no one of them shall be removed if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the class of directors of which such director shall be a part. Except for those persons nominated by the Board, no person shall be eligible for election as a director unless a request from a shareholder entitled to vote in the election of directors that such person be nominated and such person’s consent thereto shall be delivered to the Secretary of NW Natural within the time period specified in advance of the meeting at which such election shall be held. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors.

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Transactions with Related Persons

NW Natural shall not enter into any business transaction with a related person or in which a related person shall have an interest (except proportionately as a shareholder of NW Natural) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of NW Natural not held by such related person, and (2) the determination of a majority of the continuing directors that the cash or fair market value of the property, securities or other consideration to be received per share by the holders, other than such related person, of the shares of each class or series of the capital stock of NW Natural in such business transaction shall not be less than the highest purchase price paid by such related person in acquiring any of its holdings of shares of the same class or series, unless the continuing directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of NW Natural that caused such related person to become a related person, or (b) have expressly approved such business transaction. As used in this paragraph: a “business transaction” includes a merger, consolidation, plan of exchange or recapitalization, a purchase, sale, lease, exchange, transfer, mortgage or other disposition of all or a substantial part (10% or more of the fair market value of the assets) of the property and assets of NW Natural or a related person, an issuance, sale, exchange or other disposition of securities of NW Natural and a liquidation, spin-off or dissolution; a “related person” includes a person, organization or group thereof owning 10% or more of the capital stock of NW Natural; “continuing directors” are those whose nominations for directorship shall have been approved by a majority of the directors in office on April 9, 1984 or by a majority of the then continuing directors. The foregoing provisions may not be amended or repealed except by the affirmative vote of the holders of not less than two-thirds of the shares of the capital stock of NW Natural (other than shares held by related persons).

Preemptive Rights

The holders of the common stock have no preemptive rights.

Other Provisions

The issued and outstanding shares of NW Natural’s common stock are, and the common stock offered hereby will be, fully paid and nonassessable.

Certain Anti-Takeover Matters

NW Natural’s Amended and Restated Articles of Incorporation and Bylaws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of its stock or delaying or preventing a change in its control. The material provisions that may have such an effect include:

•	establishment of a classified Board of Directors, whereby only one-third of the board stands for election each year;

•

limitations on certain business transactions (including mergers, consolidations, plans of exchange) with any person or entity and any persons or entities related thereto who beneficially own 10 percent or more of the capital stock of NW Natural;

•	authorization for NW Natural’s Board of Directors (subject to any applicable law) to issue preferred stock in series and to fix rights and preferences of the series;

•	advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by NW Natural’s Board of Directors;

•

requirement that holders of not less than two-thirds of the shares entitled to vote are required to remove directors or to amend certain provisions of NW Natural’s Amended and Restated Articles of Incorporation; and

•	requirement that Bylaws may only be amended or repealed by resolution of a majority of the Board of Directors, subject to repeal or change by action of the shareholders.

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NW Natural is subject to the provisions of sections 60.825 to 60.845 of the Oregon Business Corporation Act (the “Oregon Business Combinations Act”) which generally provide that in the event a person or entity acquires 15% or more of NW Natural’s voting stock (“interested shareholder”), NW Natural and such interested shareholder and any affiliate, may not engage in the following business combinations for a period of three years following the date that person became an interested shareholder:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of NW Natural’s assets or outstanding capital stock; and

•	transactions that result in the issuance of capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the Board of Directors approved either the business combination or the share acquisition that resulted in the person becoming an interested shareholder before the time such person became an interested shareholder;

•

as a result of the share acquisition, the person became an interested shareholder and 85% owner of the outstanding voting stock, excluding shares owned by persons who are directors and also officers and shares owned by certain employee benefit plans; or

•

on or after the date the person became an interested shareholder, the business combination transaction is approved by the Board of Directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

NW Natural is also subject to the provisions of Sections 60.801 to 60.816 of the Oregon Business Corporation Act (the “Oregon Control Share Act”), which generally provide that a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33-1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by officers and inside directors, and by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33-1/3% and 50%, respectively. The acquiring person may, but is not required to, submit an “acquiring person statement” setting forth certain information about the acquiring person and its plans with respect to NW Natural. The acquiring person statement may also request that NW Natural call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the Oregon Business Corporation Act and the issuing corporation is a party to the merger or exchange agreement.

The Oregon Control Share Act and the Oregon Business Combinations Act have anti-takeover effects because they will encourage any potential acquirer to negotiate with NW Natural’s Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. NW Natural has not adopted such a provision.

NW Natural is also subject to Oregon Revised Statutes Chapter 757.511 which generally provides that no person, directly or indirectly, shall acquire the power to exercise any substantial influence over the policies and

15

actions of a public utility without first securing from the Oregon Public Utility Commission (“OPUC”) an order authorizing such acquisition if such person is, or by such acquisition would become, an “affiliated interest” with such public utility as defined by Oregon law. Any applicant requesting such an order bears the burden of showing that granting the application is in the public interest. This provision of Oregon law may have anti-takeover effects by subjecting potential acquisitions to OPUC review and approval.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGALITY

The legality of the common stock will be passed upon for NW Natural by Margaret D. Kirkpatrick, Esquire, General Counsel of NW Natural, and by Morgan, Lewis & Bockius LLP, New York, New York.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Filing Fee-Securities and Exchange Commission *
Fees of Trustees, including counsel and authentication fees **
Legal fees **
Accounting fees and expenses **
Rating Agencies’ fees **
Printing and engraving **
Listing fees ***
Miscellaneous expense **
Total expenses	$

*	Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and, except with respect to common stock issuable under the Dividend Reinvestment and Direct Stock Purchase Plan, is therefore not currently determinable. The registration fee is therefore deferred in accordance with Rules 456(b) and 457(r), other than as set forth on the cover page to this Registration Statement.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

The Oregon Business Corporation Act (the “Act”) provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

(1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

(2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

(3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct in Section (2) or (3) above has been met and an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

NW Natural’s Bylaws provide that NW Natural shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

NW Natural’s Amended and Restated Articles of Incorporation provide that NW Natural shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

NW Natural’s shareholders have approved and NW Natural has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

(1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

(2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on NW Natural to prove that the director or officer is not entitled to indemnification;

(3) indemnity is explicitly provided for judgments and settlements in derivative actions;

(4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

(5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

NW Natural maintains in effect a policy of insurance providing for reimbursement to NW Natural of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which NW Natural may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Amended and Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 16.	List of Exhibits.

Reference is made to the Exhibit Index on page II-7 hereof.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears hereinafter hereby appoints Gregg S. Kantor,
David H. Anderson, Margaret D. Kirkpatrick, Mardilyn Saathoff, Shawn Filippi and John T. Hood, the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, and State of Oregon, on the 7th day of January, 2011.

NORTHWEST NATURAL GAS COMPANY

By:	/s/ GREGG S. KANTOR
Gregg S. Kantor
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GREGG S. KANTOR Gregg S. Kantor, President and Chief Executive Officer	Principal Executive Officer and Director	January 7, 2011

/s/ DAVID H. ANDERSON David H. Anderson Senior Vice President and Chief Financial Officer	Principal Financial Officer	January 7, 2011

/s/ STEPHEN P. FELTZ Stephen P. Feltz, Treasurer and Controller	Principal Accounting Officer	January 7, 2011

/s/ TIMOTHY P. BOYLE Timothy P. Boyle	Director	January 7, 2011

/s/ MARTHA L. BYORUM Martha L. Byorum	Director	January 7, 2011

/s/ JOHN D. CARTER John D. Carter	Director	January 7, 2011

/s/ MARK S. DODSON Mark S. Dodson	Director	January 7, 2011

/s/ C. SCOTT GIBSON C. Scott Gibson	Director	January 7, 2011

/s/ TOD R. HAMACHEK Tod R. Hamachek	Director	January 7, 2011

/s/ JANE L. PEVERETT Jane L. Peverett	Director	January 7, 2011

/s/ GEORGE J. PUENTES George J. Puentes	Director	January 7, 2011

/s/ KENNETH THRASHER Kenneth Thrasher	Director	January 7, 2011

/s/ RUSSELL F. TROMLEY Russell F. Tromley	Director	January 7, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

+1(a)	Form of Underwriting Agreement relating to the debt securities.

+1(b)	Form of Underwriting Agreement relating to the common stock.

+1(c)	Form of Underwriting Agreement relating to the preferred stock.

+1(d)	Form of Underwriting Agreement relating to the stock purchase contracts and stock purchase units.

*1(e)	Distribution Agreement, dated March 18, 2009, among Banc of America Securities LLC, UBS Securities LLC, J.P. Morgan Securities Inc., Piper Jaffray and Co. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 1.1 to Form 8-K dated March 23, 2009, File No. 1-15973).

*4(a)	Amended and Restated Articles of Incorporation, dated June 3, 2008 (incorporated herein by reference to Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2008, File No. 1-15973).

*4(b)	Bylaws as amended through May 24, 2007 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed with the SEC on May 29, 2007, File No. 1-15973).

+4(c)	Form of Articles of Amendment to Restated Articles of Incorporation establishing a series of Preferred Stock.

*4(d)	Copy of Mortgage and Deed of Trust, dated as of July 1, 1946, to Bankers Trust Company (now Deutsche Bank Trust Company Americas) and R.G. Page (to whom Stanley Burg is now successor), Trustees (filed as Exhibit 7(j) in File No. 2-6494), together with Indentures supplemental thereto Nos. 1 through 14, dated, respectively, as of June 1, 1949, March 1, 1954, April 1, 1956, February 1, 1959, July 1, 1961, January 1, 1964, March 1, 1966, December 1, 1969, April 1, 1971, January 1, 1975, December 1, 1975, July 1, 1981, June 1, 1985, and November 1, 1985 (filed as Exhibit 4(d) in File No. 33-1929); No. 15, dated as of July 1, 1986 (filed as Exhibit (4)(c) in File No. 33-24168); Nos. 16, 17 and 18, dated, respectively, as of November 1, 1988, October 1, 1989 and July 1, 1990 (filed as Exhibit (4)(c) in File No. 33-40482); No. 19, dated as of June 1, 1991 (filed as Exhibit 4(c) in File No. 33-64014; and No. 20, dated as of June 1, 1993 (filed as Exhibit 4(c) in File No. 33-53795).

*4(e)	Form of Supplemental Indenture relating to First Mortgage Bonds (incorporated by reference to Exhibit 4(f) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(f)	Form of First Mortgage Bond (incorporated by reference to Exhibit 4(g) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(g)	Copy of Indenture, dated as of June 1, 1991, to Bankers Trust Company (now Deutsche Bank Trust Company Americas), Trustee, relating to the Unsecured Debt Securities (incorporated by reference to Exhibit 4(e) in File
No. 33-64014).

*4(h)	Copy of Officers’ Certificate, dated as of June 18, 1993, establishing series of unsecured medium term notes and Form of Instructions for both secured and unsecured medium term notes (incorporated by reference to Exhibit 4(f) to Form 10-K for the year ended December 31, 1993).

*4(i)	Copy of Officers’ Certificate, dated as of January 17, 2003, supplemental to the Officers’ Certificate, dated as of
June 18, 1993 (incorporated by reference to Exhibit 4(f)(1) to Form 10-K for the year ended December 31, 2002).

*4(j)	Copy of Officers’ Certificate, dated as of September 28, 2004, supplemental to the Officers’ Certificate, dated as of June 18, 1993 (incorporated by reference to Exhibit 4(j) to Form S-3 filed with the SEC on January 8, 2008, File
No. 333-148527).

*4(k)	Form of Officers’ Certificate, together with form of fixed rate unsecured note, establishing the issuance of one or more series of Unsecured Debt Securities (including the form of Unsecured Debt Security) (incorporated by reference to Exhibit 4(j) to Form S-3 filed with the SEC on February 9, 2004, File No. 333-112604).

*4(l)	Form of Indenture relating to junior subordinated debentures (incorporated by reference to Exhibit 4(l) to Form S-3 filed with the SEC on January 8, 2008, File No. 333-148527).

*4(m)	Form of Officers’ Certificate, together with form of junior subordinated debentures (incorporated by reference to Exhibit 4(m) to Form S-3 filed with the SEC on January 8, 2008, File No. 333-148527).

*4(n)	Form of Purchase Contract Agreement (incorporated by reference to Exhibit 4(n) to Form S-3 filed with the SEC on January 8, 2008, File No. 333-148527).

+4(o)	Form of Pledge Agreement relating to the stock purchase contracts and stock purchase units.

5(a)	Opinion of Margaret D. Kirkpatrick, Esquire, regarding the validity of the securities.

5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the securities.

12	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	The consents of Margaret D. Kirkpatrick, Esquire, and of Morgan, Lewis & Bockius LLP are included in their opinions filed, respectively, as Exhibits 5(a) and 5(b).

24	Power of attorney (see page II-5).

25(a)	Statement of Eligibility of the Corporate Trustee on Form T-1 related to the first mortgage bonds.

25(b)	Statement of Eligibility of Stanley Burg on Form T-2.

25(c)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the unsecured debt securities.

++25(d)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the junior subordinated debentures.

++25(e)	Statement of Eligibility of the Indenture Trustee on Form T-1 related to the stock purchase contracts and stock purchase units.

*	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if applicable.